NEWS RELEASE
FORWARD AIR CORPORATION REPORTS
SECOND QUARTER 2013 RESULTS

GREENEVILLE, Tenn.- (BUSINESS WIRE) - July 18, 2013 - Forward Air Corporation (NASDAQ:FWRD) today reported revenue, operating income, net income and diluted earnings per share for the second quarter and six months ended June 30, 2013.

Operating revenue for the quarter ended June 30, 2013 increased 7.8% to $159.8 million from $148.3 million for the same quarter in 2012. Income from operations was $22.5 million, compared with $23.1 million in the prior-year quarter. As a percent of operating revenue, income from operations was 14.1%, compared with 15.6% in the same quarter last year. Net income during the period was $13.8 million compared to $14.2 million in the prior-year quarter. Income per diluted share for the second quarter of 2013 was $0.45 compared with $0.48 in the prior-year quarter.

Operating revenue for the six months ended June 30, 2013 increased 5.6% to $301.4 million from $285.4 million for the same period in 2012. Income from operations was $38.3 million, compared with $39.9 million in the prior-year period. As a percent of operating revenue, income from operations was 12.7% for the first six months of 2013 compared to 14.0% for the same period in 2012. Net income during the period was $24.7 million compared to $24.4 million in the prior-year period. Income per diluted share from operations for the first six months of 2013 was $0.81 compared with $0.83 in the prior-year period.

Bruce A. Campbell, Chairman, President, and CEO, commenting on the second quarter said, “Within our Forward Air, Inc. business segment, the overall tepid macroeconomic environment, the loss of a large customer which created a tough prior year comparison and our continued pricing challenges all conspired to make for a difficult second quarter. Fortunately, we believe that each of these headwinds will be short-lived. With respect to the macroeconomic environment, we have been experiencing increased network volumes. While a few weeks don't equate to a trend, we are hopeful that it is a positive sign for an improved freight environment. As for the customer loss creating a difficult year-over-year comparison, the third quarter will mark the last full quarter where this is an issue as the former customer exited our services during the fourth quarter of last year. Lastly, we believe the irrational pricing behavior of some of our competitors is not financially sustainable. Those who maintained pricing discipline will ultimately be rewarded.”

Turning to the Forward Air Solutions business segment, Mr. Campbell said, “We mentioned on our first quarter call that Solutions was bringing on our second large customer for 2013. While this did in fact happen, and while most of our effected locations handled this well, three of our terminals struggled with the integration. This resulted in a small loss for the quarter and we are in the process of addressing those challenged locations.”

Commenting on the first full quarter of our newly acquired Total Quality, Inc. (TQI) business segment, Mr. Campbell said, “Our team continued to make substantial progress integrating TQI. We improved our operating margins each month and ended the quarter with a 92.7% operating ratio for June. We believe that our continued integration initiatives, including, most notably, a new operating system due to be online in early fourth quarter, along with a robust new business pipeline should get us to a sub-90 operating ratio in fairly short order.”

In closing, Mr. Campbell said, “As always, I would like to thank the Forward Air team of employees and independent contractors for their dedication and hard work. Their superlative efforts differentiate us from others in the industry.”

Commenting on the Company's guidance for the third quarter, Rodney L. Bell, Senior Vice President and CFO said, “We anticipate that our third quarter 2013 revenues will increase in the range of 10% to 15% over the comparable 2012 period. We estimate that approximately 8% of that growth will result from the TQI acquisition. We expect income per diluted share to be between $0.43 and $0.46 per share. This compares to $0.41 per share in the third quarter of 2012.”

Review of Financial Results

Forward Air will hold a conference call to discuss second quarter 2013 results on Friday, July 19, 2013 at 9:00 a.m. EDT. The Company's conference call will be available online at www.forwardair.com or by dialing 800-230-1059. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air Corporation operates three business segments, Forward Air, Inc., Forward Air Solutions, Inc. and Total Quality, Inc.
Forward Air, Inc. is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 88 terminals located on or near major airports in the United States and Canada. It provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.
Forward Air Solutions, Inc. is a provider of pool distribution services. Pool distribution involves the consolidation and shipment of several smaller less-than-truckload shipments to a common area or region. Once at the regional destination, the loads are deconsolidated, then grouped with other shipments with common delivery points, and delivered in a very precise, time-sensitive manner. Our pool distribution network consists of 24 terminals within the mid-Atlantic, Southeast, Midwest and Southwestern United States.
Total Quality, Inc. utilizes industry-leading temperature-controlled equipment, 24-hour monitoring and tracking technology and layered security features to provide our customers with the highest level of service. In addition to our core pharmaceutical services, we provide truckload and less-than-truckload brokerage transportation services. Headquartered in central Michigan, we service the United States, Canada and Mexico.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Operating revenue:
Airport-to-airport	$97,120	$102,464	$187,497	$193,092
Logistics	31,941	21,124	54,912	42,437
Other	6,620	6,769	12,762	12,970
Pool distribution	24,123	17,969	46,193	36,908
Total operating revenue	159,804	148,326	301,364	285,407

Operating expenses:
Purchased transportation
Airport-to-airport	39,639	42,639	76,198	79,396
Logistics	21,235	16,086	37,544	31,802
Other	1,937	1,832	3,672	3,430
Pool distribution	7,442	4,686	13,838	9,813
Total purchased transportation	70,253	65,243	131,252	124,441
Salaries, wages and employee benefits	36,031	32,536	69,983	65,710
Operating leases	6,888	6,824	13,932	13,931
Depreciation and amortization	5,971	5,394	11,157	10,515
Insurance and claims	3,215	2,236	5,874	5,034
Fuel expense	3,656	2,412	6,664	4,953
Other operating expenses	11,285	10,598	24,207	20,951
Total operating expenses	137,299	125,243	263,069	245,535
Income from operations	22,505	23,083	38,295	39,872

Other income (expense):
Interest expense	(128)	(79)	(256)	(130)
Other, net	14	(2)	45	15
Total other expense	(114)	(81)	(211)	(115)
Income before income taxes	22,391	23,002	38,084	39,757
Income taxes	8,560	8,835	13,399	15,317
Net income and comprehensive income	$13,831	$14,167	$24,685	$24,440

Net income per share:
Basic	$0.46	$0.49	$0.83	$0.85
Diluted	$0.45	$0.48	$0.81	$0.83
Weighted average shares outstanding:
Basic	30,161	28,908	29,838	28,800
Diluted	30,736	29,445	30,477	29,402

Dividends per share:	$0.10	$0.07	$0.20	$0.14

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	June 30, 2013	December 31, 2012 (a)
Assets
Current assets:
Cash and cash equivalents	$81,101	$112,182
Accounts receivable, net	76,280	75,262
Other current assets	19,900	10,952
Total current assets	177,281	198,396

Property and equipment	266,811	239,138
Less accumulated depreciation and amortization	109,346	105,581
Net property and equipment	157,465	133,557
Goodwill and other acquired intangibles:
Goodwill	87,771	43,332
Other acquired intangibles, net of accumulated amortization	43,138	22,102
Total net goodwill and other acquired intangibles	130,909	65,434
Other assets	2,537	1,800
Total assets	$468,192	$399,187

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$12,189	$11,168
Accrued expenses	17,220	16,476
Current portion of debt and capital lease obligations	121	276
Total current liabilities	29,530	27,920

Debt and capital lease obligations, less current portion	23	58
Other long-term liabilities	8,985	7,098
Deferred income taxes	25,899	12,440

Shareholders’ equity:
Common stock	303	292
Additional paid-in capital	98,915	64,644
Retained earnings	304,537	286,735
Total shareholders’ equity	403,755	351,671
Total liabilities and shareholders’ equity	$468,192	$399,187

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	June 30, 2013	June 30, 2012
Operating activities:
Net income	$13,831	$14,167
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	5,971	5,394
Share-based compensation	1,536	1,517
Gain on disposal of property and equipment	(368)	(29)
Provision for (recovery) loss on receivables	(11)	1
Provision for revenue adjustments	627	500
Deferred income tax	2,086	2,241
Excess tax benefit for stock options exercised	(632)	(2)
Changes in operating assets and liabilities
Accounts receivable	1,185	(2,682)
Prepaid expenses and other current assets	(1,360)	(2,203)
Accounts payable and accrued expenses	(6,219)	(12,939)
Net cash provided by operating activities	16,646	5,965

Investing activities:
Proceeds from disposal of property and equipment	884	531
Purchases of property and equipment	(15,812)	(5,220)
Acquisition of business, net of cash acquired	(109)	—
Other	(4)	(41)
Net cash used in investing activities	(15,041)	(4,730)

Financing activities:
Payments of debt and capital lease obligations	(75)	(136)
Proceeds from exercise of stock options	10,219	253
Payments of cash dividends	(3,047)	(2,038)
Common stock issued under employee stock purchase plan	137	119
Excess tax benefit for stock options exercised	632	2
Net cash provided by (used in) financing activities	7,866	(1,800)
Net increase (decrease) in cash	9,471	(565)
Cash at beginning of period	71,630	69,397
Cash at end of period	$81,101	$68,832

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended
	June 30, 2013	June 30, 2012
Operating activities:
Net income	$24,685	$24,440
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	11,157	10,515
Share-based compensation	3,094	3,123
(Gain) loss on disposal of property and equipment	(283)	167
Provision for loss on receivables	290	111
Provision for revenue adjustments	1,126	927
Deferred income tax	2,936	1,437
Excess tax benefit for stock options exercised	(2,870)	(206)
Changes in operating assets and liabilities
Accounts receivable	3,196	(5,173)
Prepaid expenses and other current assets	(2,090)	(3,128)
Accounts payable and accrued expenses	(3,991)	(8,293)
Net cash provided by operating activities	37,250	23,920

Investing activities:
Proceeds from disposal of property and equipment	1,048	736
Purchases of property and equipment	(27,994)	(18,318)
Acquisition of businesses, net of cash acquired	(45,328)	—
Other	(60)	(347)
Net cash used in investing activities	(72,334)	(17,929)

Financing activities:
Payments of debt and capital lease obligations	(20,303)	(272)
Proceeds from exercise of stock options	28,179	8,445
Payments of cash dividends	(6,014)	(4,072)
Common stock issued under employee stock purchase plan	137	119
Cash settlement of share-based awards for minimum tax withholdings	(866)	(386)
Excess tax benefit for stock options exercised	2,870	206
Net cash provided by financing activities	4,003	4,040
Net (decrease) increase in cash	(31,081)	10,031
Cash at beginning of period	112,182	58,801
Cash at end of period	$81,101	$68,832

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)
	Three months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2013	Revenue	2012	Revenue	Change	Change
Operating revenue
Forward Air	$124.1	77.7%	$130.5	88.0%	$(6.4)	(4.9)%
FASI	24.3	15.2	18.4	12.4	5.9	32.1
TQI	12.2	7.6	—	—	12.2	100.0
Intercompany eliminations	(0.8)	(0.5)	(0.6)	(0.4)	(0.2)	33.3
Total	159.8	100.0	148.3	100.0	11.5	7.8

Purchased transportation
Forward Air	56.5	45.5	60.9	46.7	(4.4)	(7.2)
FASI	7.7	31.7	4.9	26.6	2.8	57.1
TQI	6.7	54.9	—	—	6.7	100.0
Intercompany eliminations	(0.6)	75.0	(0.5)	83.3	(0.1)	20.0
Total	70.3	44.0	65.3	44.0	5.0	7.7

Salaries, wages and employee benefits
Forward Air	25.6	20.6	25.4	19.5	0.2	0.8
FASI	8.5	35.0	7.1	38.6	1.4	19.7
TQI	1.9	15.6	—	—	1.9	100.0
Total	36.0	22.5	32.5	21.9	3.5	10.8

Operating leases
Forward Air	4.9	4.0	5.0	3.8	(0.1)	(2.0)
FASI	1.9	7.8	1.8	9.8	0.1	5.6
TQI	0.1	0.8	—	—	0.1	100.0
Total	6.9	4.3	6.8	4.6	0.1	1.5

Depreciation and amortization
Forward Air	4.1	3.3	4.2	3.2	(0.1)	(2.4)
FASI	1.2	4.9	1.2	6.5	—	—
TQI	0.7	5.7	—	—	0.7	100.0
Total	6.0	3.8	5.4	3.6	0.6	11.1

Insurance and claims
Forward Air	2.2	1.8	1.7	1.3	0.5	29.4
FASI	0.8	3.3	0.5	2.7	0.3	60.0
TQI	0.2	1.7	—	—	0.2	100.0
Total	3.2	2.0	2.2	1.5	1.0	45.5

Fuel expense
Forward Air	1.0	0.8	1.0	0.7	—	—
FASI	1.5	6.2	1.4	7.6	0.1	7.1
TQI	1.2	9.8	—	—	1.2	100.0
Total	3.7	2.3	2.4	1.6	1.3	54.2

Other operating expenses
Forward Air	7.9	6.4	9.1	7.0	(1.2)	(13.2)
FASI	2.9	11.9	1.6	8.7	1.3	81.3
TQI	0.6	4.9	—	—	0.6	100.0
Intercompany eliminations	(0.2)	25.0	(0.1)	16.7	(0.1)	100.0
Total	11.2	7.0	10.6	7.2	0.6	5.7

Income (loss) from operations
Forward Air	21.9	17.6	23.2	17.8	(1.3)	(5.6)
FASI	(0.2)	(0.8)	(0.1)	(0.5)	(0.1)	100.0
TQI	0.8	6.6	—	—	0.8	100.0
Total	$22.5	14.1%	$23.1	15.6%	$(0.6)	(2.6)%

Forward Air Corporation
Segment Information
(In millions)
(Unaudited)
	Six months ended
	June 30,	Percent of	June 30,	Percent of		Percent
	2013	Revenue	2012	Revenue	Change	Change
Operating revenue
Forward Air	$240.2	79.7%	$248.9	87.2%	$(8.7)	(3.5)%
FASI	46.6	15.5	37.6	13.2	9.0	23.9
TQI	16.1	5.3	—	—	16.1	100.0
Intercompany eliminations	(1.5)	(0.5)	(1.1)	(0.4)	(0.4)	36.4
Total	301.4	100.0	285.4	100.0	16.0	5.6

Purchased transportation
Forward Air	109.0	45.4	115.2	46.3	(6.2)	(5.4)
FASI	14.5	31.1	10.1	26.9	4.4	43.6
TQI	8.9	55.3	—	—	8.9	100.0
Intercompany eliminations	(1.2)	80.0	(0.9)	81.8	(0.3)	33.3
Total	131.2	43.6	124.4	43.6	6.8	5.5

Salaries, wages and employee benefits
Forward Air	50.7	21.1	51.1	20.5	(0.4)	(0.8)
FASI	16.7	35.8	14.6	38.8	2.1	14.4
TQI	2.6	16.1	—	—	2.6	100.0
Total	70.0	23.2	65.7	23.0	4.3	6.5

Operating leases
Forward Air	10.0	4.2	10.1	4.1	(0.1)	(1.0)
FASI	3.9	8.4	3.8	10.1	0.1	2.6
TQI	0.1	0.6	—	—	0.1	100.0
Total	14.0	4.7	13.9	4.9	0.1	0.7

Depreciation and amortization
Forward Air	7.9	3.3	8.2	3.3	(0.3)	(3.7)
FASI	2.4	5.1	2.3	6.1	0.1	4.3
TQI	0.9	5.6	—	—	0.9	100.0
Total	11.2	3.7	10.5	3.7	0.7	6.7

Insurance and claims
Forward Air	4.1	1.7	3.8	1.5	0.3	7.9
FASI	1.5	3.2	1.2	3.2	0.3	25.0
TQI	0.2	1.3	—	—	0.2	100.0
Total	5.8	1.9	5.0	1.7	0.8	16.0

Fuel expense
Forward Air	2.0	0.8	2.2	0.9	(0.2)	(9.1)
FASI	3.1	6.7	2.8	7.5	0.3	10.7
TQI	1.6	9.9	—	—	1.6	100.0
Total	6.7	2.2	5.0	1.7	1.7	34.0

Other operating expenses
Forward Air	18.2	7.6	17.8	7.1	0.4	2.2
FASI	5.5	11.8	3.4	9.0	2.1	61.8
TQI	0.8	5.0	—	—	0.8	100.0
Intercompany eliminations	(0.3)	20.0	(0.2)	18.2	(0.1)	50.0
Total	24.2	8.0	21.0	7.4	3.2	15.2

Income (loss) from operations
Forward Air	38.3	15.9	40.5	16.3	(2.2)	(5.4)
FASI	(1.0)	(2.1)	(0.6)	(1.6)	(0.4)	66.7
TQI	1.0	6.2	—	—	1.0	100.0
Total	$38.3	12.7%	$39.9	14.0%	$(1.6)	(4.0)%

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Three months ended
	June 30,	June 30,	Percent
	2013	2012	Change

Operating ratio	82.4%	82.2%	0.2%

Business days	64.0	64.0	—
Business weeks	12.8	12.8	—

Airport-to-airport:
Tonnage
Total pounds ¹	452,171	461,986	(2.1)
Average weekly pounds ¹	35,326	36,093	(2.1)

Linehaul shipments
Total linehaul	714,677	735,657	(2.9)
Average weekly	55,834	57,473	(2.9)

Forward Air Complete shipments	115,001	208,945	(45.0)
As a percentage of linehaul shipments	16.1%	28.4%	(43.3)

Average linehaul shipment size	633	628	0.8

Revenue per pound ²
Linehaul yield	$16.98	$17.07	(0.4)
Fuel surcharge impact	1.87	1.93	(0.3)
Forward Air Complete impact	2.68	3.21	(2.4)
Total airport-to-airport yield	$21.53	$22.21	(3.1)

Logistics:
Miles
Owner operator ¹	9,147	9,185	(0.4)
Third party ¹	3,328	3,823	(12.9)
Total Miles	12,475	13,008	(4.1)

Revenue per mile	$1.60	$1.62	(1.2)

Cost per mile	$1.18	$1.25	(5.6)%

¹ - In thousands
² - In cents per pound; percentage change is expressed as a percent of total yield.

Forward Air Corporation
Forward Air Inc. Operating Statistics

	Six months ended
	June 30,	June 30,	Percent
	2013	2012	Change

Operating ratio	84.1%	83.7%	0.5%

Business days	127.0	128.0	(0.8)
Business weeks	25.4	25.6	(0.8)

Airport-to-airport:
Tonnage
Total pounds ¹	858,085	884,124	(2.9)
Average weekly pounds ¹	33,783	34,536	(2.2)

Linehaul shipments
Total linehaul	1,350,342	1,373,095	(1.7)
Average weekly	53,163	53,637	(0.9)

Forward Air Complete shipments	229,086	332,311	(31.1)
As a percentage of linehaul shipments	17.0%	24.2%	(29.8)

Average linehaul shipment size	635	644	(1.4)

Revenue per pound ²
Linehaul yield	$17.14	$16.99	0.7
Fuel surcharge impact	1.95	1.92	0.1
Forward Air Complete impact	2.81	2.96	(0.7)
Total airport-to-airport yield	$21.90	$21.87	0.1

Logistics:
Miles
Owner operator ¹	17,484	18,105	(3.4)
Third party ¹	6,848	7,510	(8.8)
Total Miles	24,332	25,615	(5.0)

Revenue per mile	$1.61	$1.66	(3.0)

Cost per mile	$1.19	$1.25	(4.8)%

¹ - In thousands
² - In cents per pound; percentage change is expressed as a percent of total yield.

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance.  Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions.  As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

-END-

CONTACT:
Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com